Exhibit 99.1

News Release

Contact:

Thomas Lyles

Chief Executive Officer and acting President

875 Lowcountry Blvd

Mount Pleasant, SC 29464

(843) 388-8433

Tidelands Bancshares Announces Fourth Quarter Results

Tidelands Bancshares, Inc. reported that its fourth quarter, 2011, net loss available to common shareholders was $622 thousand as compared to a $6 million loss for the same period of 2010.  For the full year of 2011, net loss available to common shareholders was $10.0 million, an improvement of $6.5 million from 2010 levels of $16.5 million.  Tidelands Bank, the wholly owned subsidiary of Tidelands Bancshares, Inc., reflected a fourth quarter loss of $70 thousand as compared to a loss of $5.4 million for the fourth quarter of 2010, and an $8.2 million loss for the year as compared to $14.4 million for 2010.

Total assets for the company declined $37 million during 2011, led primarily by a shrinking loan portfolio.  Total deposits were reduced by $35 million over the same period.  Capital levels for the bank at year end 2011 were in excess of the levels required to be adequately capitalized under banking regulations.

During 2011, Tidelands Bank continued to work through its nonperforming assets.  The second half of the year reflected progress in this area as evidenced by the decline in the provision for possible loan losses from $9.8 million during the first six months of 2011 to $868 thousand in the second half of the year.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank. Tidelands Bank is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkley, Horry, and Beaufort counties. Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ pink sheets market as TDBK.PK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 10-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of and for the quarter ended September 30, 2011 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Item 1. Financial Statements

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
Assets:
Cash and cash equivalents:
Cash and due from banks	$4,552,076	$3,657,977
Federal funds sold	39,610,000	24,069,000
Total cash and cash equivalents	44,162,076	27,726,977
Securities available-for-sale	57,145,909	57,955,698
Nonmarketable equity securities	3,317,450	5,267,750
Total securities	60,463,359	63,223,448
Mortgage loans held for sale	416,849	—
Loans receivable	379,643,539	437,688,015
Less allowance for loan losses	10,320,259	11,459,047
Loans, net	369,323,280	426,228,968
Premises, furniture and equipment, net	22,285,895	22,422,388
Accrued interest receivable	1,850,487	1,928,992
Bank owned life insurance	14,947,329	14,414,626
Other real estate owned	18,905,600	11,905,865
Other assets	1,760,923	3,439,207
Total assets	$534,115,798	$571,290,471

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$12,283,423	$14,573,484
Interest-bearing transaction accounts	23,492,325	26,474,037
Savings and money market accounts	111,283,544	142,644,095
Time deposits $100,000 and over	183,133,192	176,293,300
Other time deposits	115,321,975	121,008,483
Total deposits	445,514,459	480,993,399

Securities sold under agreements to repurchase	20,000,000	20,000,000
Advances from Federal Home Loan Bank	34,000,000	27,000,000
Junior subordinated debentures	14,434,000	14,434,000
ESOP borrowings	1,425,000	1,625,000
Accrued interest payable	2,037,862	1,510,282
Other liabilities	2,646,195	2,085,131
Total liabilities	520,057,516	547,647,812

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at December 31, 2010 and 2009	13,958,364	13,736,892
Common stock, $.01 par value, 10,000,000 shares authorized; 4,277,176 shares issued and outstanding at December 31, 2010 and 2009	42,772	42,772
Common stock-warrant, 571,821 shares outstanding at December 31, 2010 and 2009	1,112,248	1,112,248
Unearned ESOP shares	(1,681,103)	(1,907,361)
Capital surplus	43,188,836	43,404,879
Retained deficit	(42,560,223)	(32,504,156)
Accumulated other comprehensive loss	(2,612)	(242,615)
Total shareholders’ equity	14,058,282	23,642,659
Total liabilities and shareholders’ equity	$534,115,798	$571,290,471

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Statements of Operations

For the years ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Interest income:
Loans, including fees	$21,220,605	$24,169,733	$25,512,610
Securities available-for-sale, taxable	1,870,866	4,849,934	9,922,547
Securities available-for-sale, non-taxable	0	37,723	148,437
Federal funds sold	46,578	66,242	25,803
Other interest income	12,434	23,757	2,741
Total interest income	23,150,483	29,147,389	35,612,138
Interest expense:
Time deposits $100,000 and over	2,734,535	2,773,925	3,245,973
Other deposits	3,241,408	6,082,310	10,100,461
Other borrowings	2,374,372	2,809,700	4,212,222
Total interest expense	8,350,315	11,665,935	17,558,656
Net interest income	14,800,168	17,481,454	18,053,482
Provision for loan losses	10,618,737	16,260,000	14,745,000
Net interest income after provision for loan losses	4,181,431	1,221,454	3,308,482

Noninterest income (loss):
Service charges on deposit accounts	51,704	45,565	41,605
Residential mortgage origination income	161,115	258,430	404,855
Gain on sale of securities available-for-sale	1,844,897	1,741,539	4,857,395
Other service fees and commissions	543,524	543,963	522,289
Increase in cash surrender value of BOLI	532,703	558,461	520,995
Loss on extinguishment of debt	—	(1,619,771)	—
Impairment on equity securities	—	—	(122,890)
Other	57,249	51,302	48,180
Total noninterest income (loss)	3,191,192	1,579,489	6,272,429
Noninterest expense:
Salaries and employee benefits	5,816,888	7,260,168	7,805,821
Net occupancy	1,617,231	1,610,706	1,574,366
Furniture and equipment	855,760	886,963	855,324
Other real estate owned expense	2,954,325	2,569,992	750,544
Other operating	5,289,306	6,037,162	5,472,176
Total noninterest expense	16,533,510	18,364,991	16,458,231
Loss before income taxes	(9,160,887)	(15,564,048)	(6,877,320)
Income tax expense (benefit)	(48,692)	—	3,379,655
Net loss	$(9,112,195)	$(15,564,048)	$(10,256,975)
Accretion of preferred stock to redemption value	221,472	207,232	193,908
Preferred dividends accrued	722,400	732,433	732,433
Net loss available to common shareholders	$(10,056,067)	$(16,503,713)	$(11,183,316)
Loss per common share
Basic loss per share	$(2.49)	$(4.04)	$(2.75)
Diluted loss per share	$(2.49)	$(4.04)	$(2.75)
Weighted average common shares outstanding
Basic	4,044,186	4,087,108	4,071,313
Diluted	4,044,186	4,087,108	4,071,313